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                                                                    Exhibit 10.4



                         FINANCIAL CONSULTING AGREEMENT


         AGREEMENT made the ____ day of _________, 2002, by and between Kirlin Securities, Inc., a New York corporation, having an address at 6901 Jericho Turnpike, Syosset, New York 11791 ("Kirlin"), and Montana Mills Bread Co., Inc., a Delaware corporation, having an address at 2171 Monroe Avenue, Suite 205A, Rochester, New York 14618 (the "Company").

         WHEREAS, the Company has filed a registration statement with the Securities and Exchange Commission for a proposed public offering of its securities to be underwritten by Kirlin ("IPO"); and

         WHEREAS, pursuant to the Underwriting Agreement between the Company and Kirlin, the Company has agreed to retain Kirlin as a financial consultant;

         NOW, THEREFORE, the parties hereto agree as follows:

         1. The Company retains Kirlin as a nonexclusive financial consultant to provide to the Company when requested by the Company from time to time, during normal business hours, upon reasonable notice, consultation concerning shareholder relations, including advice regarding the preparation of reports and other releases, long term financial planning, corporate reorganization and expansion, capital structure, borrowings and other financial assistance. These services shall be rendered by Kirlin without any direct supervision by the Company and at such time and place and in such manner (whether by conference, telephone, letter or otherwise) as Kirlin may reasonably determine. Kirlin shall make available such time as it, in its sole and reasonable discretion, shall deem appropriate for the performance of its obligations under this Agreement.

         2. This Agreement shall become effective as of the effective date of the IPO and shall continue for a period of two years thereafter.

         3. As compensation for its services, the Company shall pay Kirlin the sum of $75,000 per year, for an aggregate sum of $150,000 over the term of this Agreement. The Company agrees to pay fees for the first year of this Agreement ($75,000), in advance, at the closing of the IPO, and for each year thereafter, in advance on each anniversary of the effective date of the IPO during the term hereof.

         4. Kirlin covenants that all proprietary or confidential information that it obtains knowledge of as a result of the services rendered pursuant to this Agreement shall be kept confidential and shall not be used by Kirlin or disclosed by Kirlin to any third party without the prior written approval of the Company, except as otherwise required by law.

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         5. Kirlin shall bear all costs and expenses incurred by Kirlin directly in connection with the performance of its services hereunder, unless otherwise agreed to by the Company.

         6. Kirlin and the Company acknowledge that Kirlin is an independent contractor. Kirlin shall not hold itself out as, nor shall it take any action from which others might infer that it is, a partner, agent or joint venturer of the Company. Kirlin shall not take any action which binds, or purports to bind, the Company.

         7. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof. It may not be changed except by agreement in writing signed by the party against whom enforcement or any waiver, change, discharge, or modification is sought. Waiver of or failure to exercise any rights provided by this Agreement in any respect shall not be deemed a waiver of any further or future rights.

         8. In the event of any dispute under this Agreement, then and in such event, each party hereto agrees that the dispute shall be submitted to the American Arbitration Association in Nassau County, New York, for its decision and determination in accordance with its rules and regulations then in effect. Each of the parties agrees that the decision and/or award made by the Association may be entered as judgment of the courts of the State of New York, and shall be enforceable as such.

         9. This Agreement shall be construed and enforced in accordance with the laws of the State of New York without giving effect to conflict of laws.

         10. This Agreement may not be assigned by either party without the written consent of the other. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and, except where prohibited, to their successors and assigns.

         11. Nothing herein shall be deemed to restrict or prohibit the engagement by the Company of other consultants providing the same or similar services or the payment by the Company of fees to such parties.

         12. This Agreement may be terminated by the Company at any time upon prior written notice to Kirlin; provided, however, that no such termination shall reduce the amount payable under Section 3 or result in any refund of amounts previously paid under Section 3, which latter amounts shall be deemed earned in all respects prior to termination of this Agreement.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                                        KIRLIN SECURITIES, INC.


                                        By:
                                           -------------------------------------
                                                 David O. Lindner
                                                 Chairman


                                        MONTANA MILLS BREAD CO., INC.


                                        By:
                                           -------------------------------------
                                                 Eugene O'Donovan
                                                 President and Chief Executive
                                                 Officer




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